Exhibit 5.1

January 22, 2026

Reliance Global Group, Inc.

300 Blvd. of the Americas, Suite 105

Lakewood, NJ 08701

Re:	Registration Statement on Form S-1 Filed on January 22, 2026

Ladies and Gentlemen:

We are acting as counsel to Reliance Global Group, Inc., a Florida corporation (the “Company”), in connection with its filing of a Registration Statement on Form S-1 (the “Registration Statement”) with the Securities and Exchange Commission (the “Commission”) under the Securities Act of 1933, as amended (the “Securities Act”), on the date hereof. The Registration Statement relates to the offer and sale by the Company, on a best-efforts basis, of up to 7,800,312 units (the “Units”), each Unit consisting of (i) one share of the Company’s common stock, par value $0.086 per share (the “Common Stock”), and (ii) two common stock purchase warrants, each to purchase one share of Common Stock (the “Common Warrants”), and up to 7,800,312 pre-funded units (the “Pre-Funded Units”), each Pre-Funded Unit consisting of (i) one pre-funded warrant to purchase one share of Common Stock (the “Pre-Funded Warrant”), and (ii) two Common Warrants. The Registration Statement also relates to (x) up to 546,022 placement agent warrants to purchase up to 546,022 shares of Common Stock (the “Placement Agent Warrants”), and (y) up to 23,946,958 shares of Common Stock issuable upon exercise of the Common Warrants, the Pre-Funded Warrants and the Placement Agent Warrants.

In arriving at the opinion expressed below, we have examined and relied upon the Articles of Incorporation and Bylaws of the Company, each as amended and restated to date the form of Common Warrant, the form of Pre-Funded Warrant, the form of Placement Agent Warrant, the records of meetings and consents of the Company’s Board of Directors, or committees thereof, records of the proceedings of stockholders deemed to be relevant to this opinion letter, and the Registration Statement. We have also reviewed such other documents which we consider necessary or advisable for the purposes of rending the opinions set forth below.

In addition, we have examined such matters of fact and questions of law as we have considered appropriate for the purposes of this letter. We have relied upon certificates and other assurances of officers of the Company and others as to factual matters without having independently verified such factual matters. In our examination, we have assumed the genuineness of all signatures, the authenticity of all documents submitted to us as originals, the conformity to authentic original documents of all documents submitted to us as copies and the due authorization, execution and delivery of all documents by all persons other than the Company where authorization, execution and delivery are prerequisites to the effectiveness of such documents.

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On the basis of the foregoing, it is our opinion that:

1.	the shares of Common Stock offered and sold as part of the Units (the “Shares”) have been duly authorized and, when issued and delivered by the Company against payment therefor in accordance with the Registration Statement and the definitive agreements contemplated thereby, will be validly issued, fully paid and nonassessable shares of Common Stock of the Company.

2.	the Pre-Funded Warrants and the Common Warrants have been duly authorized and, when issued and delivered by the Company in accordance with the Registration Statement and the definitive agreements contemplated thereby, will be validly issued and constitute valid and legally binding obligations of the Company.

3.	the shares of Common Stock issuable upon exercise of the Pre-Funded Warrants and the Common Warrants have been duly authorized and, when issued and delivered by the Company upon due exercise of such warrants and payment therefor (if any) in accordance with their respective terms, will be validly issued, fully paid and nonassessable shares of Common Stock of the Company.

4.	the Placement Agent Warrants have been duly authorized and, when issued and delivered by the Company in accordance with the Registration Statement and the definitive agreements contemplated thereby, will be validly issued and constitute valid and legally binding obligations of the Company.

5.	the shares of Common Stock issuable upon exercise of the Placement Agent Warrants have been duly authorized and, when issued and delivered by the Company upon due exercise of the Placement Agent Warrants and payment therefor in accordance with their terms, will be validly issued, fully paid and nonassessable shares of Common Stock of the Company.

This opinion is being furnished in connection with the requirements of Item 601(b)(5) of Regulation S-K under the Securities Act of 1933, as amended (the “Act”), and no opinion is expressed herein as to any matter pertaining to the contents of the Registration Statement, other than as expressly stated herein with respect to the issuance of the Shares, the Pre-Funded Warrants, the Pre-Funded Warrant Shares, the Common Warrants, the Common Warrant Shares, the Placement Agent Warrants and the Placement Agent Warrant Shares. This opinion is opining upon and is limited to the Florida Business Corporation Act of the State of Florida and, solely as to the Pre-Funded Warrants, the Common Warrants and the Placement Agent Warrants constituting valid and legally binding obligations of the Company, the laws of the State of New York, as such laws presently exist and to the facts as they presently exist. We express no opinion with respect to the effect or applicability of the laws of any other jurisdiction. We assume no obligation to revise or supplement this opinion letter should the laws of any jurisdiction be changed after the date hereof by legislative action, judicial decision, or otherwise.

This opinion is being delivered solely for the benefit of the Company and such other persons as are entitled to rely upon it pursuant to the applicable provisions of the Securities Act. This opinion may not be used, quoted, relied upon or referred to for any other purpose, nor may this opinion be used, quoted, relied upon or referred to by any other person, for any purpose, without our prior written consent.

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This opinion is based upon currently existing statutes, rules and regulations and judicial decisions and is rendered as of the date hereof, and we disclaim any obligation to advise you of any change in any of the foregoing sources of law or subsequent developments in law or changes in facts or circumstances which might affect any matters or opinions set forth herein.

This opinion letter shall be interpreted in accordance with the Core Opinion Principles jointly issued by the Committee on Legal Opinions of the American Bar Association’s Business Law Section and the Working Group on Legal Opinions Foundation as published in 74 Business Lawyer 815 (2019).

We consent to the filing of this opinion as an exhibit to the Registration Statement and to the reference to our firm in the prospectus constituting part of the Registration Statement under the heading “Legal Matters.” In giving this consent, we do not thereby admit that we are in the category of persons whose consent is required under Section 7 and Section 11 of the Securities Act of 1933, as amended (the “Act”), or the rules and regulations of the SEC promulgated thereunder, nor do we admit that we are experts with respect to any part of the Prospectus within the meaning of the term “expert” as used in the Act or the related rules and regulations of the SEC promulgated thereunder.

Very truly yours,

Zarif Law Group P.C.

By:	/s/ Morris C. Zarif

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